U.S. SECURITIES AND EXCHANGE COMMISSION

PART II – OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment. These shares may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or a solicitation of an offer to buy or sell any of these shares in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Preliminary Offering Circular dated November 5, 2021.

REACHOUT TECHNOLOGY CORP.

6,000,000 shares of common stock

This is an initial public offering of our common stock. The offering price is $1.00 per share.

The offering consists of 6,000,000 shares of common stock (the “Offering Shares”). None of our existing shareholders, nor any of our officers, directors or affiliates is selling any securities in this offering.

Our common stock is not currently quoted or traded on any exchange or marketplace. There are currently 12,016,669 shares of our common stock issued and outstanding. Following the completion of this offering, we will be a “controlled company” in that our founder, director, and sole officer, Richard Jordan, owns 84.5% of our common stock prior to the offering, and will own over 62% of our common stock after the offering.

There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering. The offering will commence within two calendar days after this offering circular has been qualified by the Commission. See “Plan of Distribution” on page 11. This offering will terminate upon the earlier of when all shares qualified hereunder are sold or one (1) year after this offering circular has been qualified by the Commission.

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See “Risk Factors” beginning on page 7 of this offering circular for a discussion of information that should be considered in connection with an investment in such securities.

The Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are being offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

	Price Per Share	Selling Agents’ Discounts and Commissions(1)(2)	Proceeds to Our Company(2)
Offering Shares	$1.00	$0.10	$0.90

(1)	We do not have any agreement in place with a selling agent. These expenses are estimated at up to 10% of the Offering Price based on our observation of standard market prices.

(2)	Assumes that all of the Offering Shares are sold.

 __________________

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We plan to market this offering to potential investors through our officers or we may engage broker-dealers and selling agents. This offering will terminate on  November [•], 2022 (the “Offering Period”). We may hold an initial closing on any number of Offering Shares at any time during the Offering Period and thereafter may hold one or more additional closings during the Offering Period. We will close on proceeds based upon the order in which they are received. See “Plan of Distribution” on page 11.

We may decide to extend the offering, close the offering early, or cancel it, at our sole discretion. If we extend the offering, we will provide that information in an amendment to this offering circular. If we close the offering early or cancel it, we may do so without notice to you, although if we cancel the offering all funds that may have been provided by any investors will be promptly returned without interest or deduction. See “Plan of Distribution” on 11.

This is a Regulation A+ Tier 2 offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. As a smaller reporting company within the meaning of Rule 405, we are following the Form S-1 disclosure requirements for smaller reporting companies. This offering circular is intended to provide the information required by Part I of Form S-1.

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You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information.

The information in this offering circular assumes that all of the Shares offered are sold.

Unless otherwise stated in this offering circular, “we,” “us,” “our,” “our company” or “Reachout Technology Corp.” refers to Reachout Technology Corp. and our predecessor operations.

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SUMMARY

This summary highlights certain information appearing elsewhere in this offering circular. For a more complete understanding of this offering, you should read the entire offering circular carefully, including the risk factors and the financial statements.

Forward-Looking Statements

This document contains forward-looking statements. All statements pertaining to our future financial and/or operating results, future events, or future developments may constitute forward-looking statements. The statements may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” or words of similar meaning. Such statements are based on the current expectations and certain assumptions of our management, of which many are beyond control. These are subject to a number of risks, uncertainties, and factors, including but not limited to those described in disclosures. Should one or more of these risks or uncertainties materialize, or should underlying expectations not occur or assumptions prove incorrect, actual results, performance, or achievements of the Company may (negatively or positively) vary materially from those described explicitly or implicitly in the relevant forward-looking statement. We neither intend nor assume any obligation, to update or revise these forward-looking statements in light of developments that differ from those anticipated.

Corporate History

We were incorporated on February 13, 2020, in the State of Delaware. We have not yet begun our operations, but we intend to provide cybersecurity solutions to businesses to protect their complete operating landscape and data secrets.

Overview

We intend to protect organizations from internal threats and cyber-attacks that have made their way inside the network perimeter to strike at the heart of the enterprise. We want to be a leading information technology (“IT”) firm specializing in managed IT services, cybersecurity, data protection, cloud, and communication solutions. Our comprehensive solutions will proactively protect, monitor, and record activity, then detect and eliminate malicious outside or internal privileged behavior to enforce security on the endpoint, protecting data at rest and in transit.

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The Offering

Securities offered and price per share:	Up to 6,000,000 shares of common stock, at $1.00 per share (the “Offering Shares”).

Best efforts offering:	There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering. Our directors and officers shall be entitled to purchase Shares in the offering.

Securities outstanding prior to this offering:	12,016,669 shares of common stock. 1,000,000 shares of preferred stock.

Securities outstanding after this offering:	18,016,669 shares of common stock. 1,000,000 shares of preferred stock.

Use of proceeds:	See “Use of Proceeds” beginning on page 11.

Risk factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning at page 7.

Corporate Information

Our principal executive offices are located at 8910 W. 192nd Street, Suite N, Mokena, IL 60448, telephone (312) 815-2549. Our principal website is www.reachoutit.com.

We are not subject to the information requirements of the Securities Exchange Act of 1934 (the “1934 Act”), and therefore do not file reports, proxy statements, and other statements and information with the Securities and Exchange Commission.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information, together with the other information contained in this Annual Report, before you decide to buy our common stock. If one or more of the following events actually occurs, our business will suffer, and as a result, our financial condition or results of operations will be adversely affected. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

We are providing services to an industry that is heavily regulated and, in some respects, illegal under federal law and the laws of most states. We face risks in developing our product candidates and services and eventually bringing them to market. We also face risks that our business model may become obsolete. The following risks are material risks that we face. If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Business of the Company

We are an early growth stage company and have no historical financial information upon which you may evaluate our performance.

We were incorporated in Delaware in February 2020 and are still considered an early growth stage company. You should consider our prospects for success in light of the associated risks and uncertainties. Unanticipated problems, expenses, and delays are frequently encountered in newer businesses, such as ours, and in developing new products and services. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, onerous or problematic terms under licensing and other agreements, and inadequate marketing and sales. We may not successfully address these risks and uncertainties or successfully implement our existing and new products and services. The failure by us to meet any of these and other risks or uncertainties could have a materially adverse effect upon us and may force us to reduce or curtail operations. No assurance can be given that we can or will ever operate profitably.

We will need additional funding in the future, and if we are unable to raise capital when needed, we may be forced to delay, reduce, or eliminate products, programs, commercial efforts, or sales efforts. Developing products and marketing developed products is costly. We will need to raise substantial additional capital in the future in order to execute our business plan and help us and our collaboration partners fund the development and commercialization of our products.

We intend to finance future cash needs through public or private equity offerings, debt financings, or strategic collaboration and licensing arrangements. Our stockholders may consequently experience additional dilution, and debt financing, if available, may involve restrictive covenants and high interest. Regarding accessing additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our products, processes, and technologies or to grant licenses on terms not necessarily favorable to us. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs, or curtail some of our commercialization efforts of our operations. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

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It is our intent to pursue a public listing for our common stock in either the U.S. or in Canada. We intend to complete this private offering prior to our public listing. Following the public listing, we expect to conduct further capital raises to fund our operations and growth initiatives. Any additional equity issuance will cause existing investors, including investors in this offering, to experience dilution of their investment in the Company.

If we are unable to attract and retain key personnel, we may not be able to effectively compete in our market.

Our success will depend, in part, on our ability to attract and retain key management beyond what we have today. We will attempt to enhance our management and technical expertise by recruiting qualified individuals with desired skills and experience in certain targeted areas. An inability to retain employees and to attract or recruit and keep sufficient additional employees could have a material adverse effect on our business, financial condition, results of operations, and cash flows, as well as limit or delay our ability to develop and market our products.

Because our sole officer and director controls all of our common stock, he has the ability to influence matters affecting our shareholders.

Our sole officer and director, Richard D. Jordan, beneficially owns approximately eighty five percent (85%) of our outstanding common stock on a fully diluted basis. As a result, he has the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, the future issuance of shares, and the retention or control of management. Investors may find it difficult to replace our management. Decisions could be made that are in the best interest of insiders rather than investors or otherwise that could negatively impact stock value.

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We may experience rapid growth and development in a relatively short time span through our marketing efforts. The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel, and the training of new personnel. We intend to hire additional personnel in order to manage our expected growth and expansion. Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

Risk Factors Related to this Offering

The company valuation is arbitrarily determined and may not be indicative of our actual value.

The purchase price for the Shares was determined by our management and bears no relationship to our current assets, book value, net worth, or operations, and may not be indicative of the actual value of the Company.

Dilution will result from the sale of the Shares under this Offering.

Although the Board of Directors intends to use its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any such issuance, it is possible that the future issuance of additional shares could cause immediate and substantial dilution to the net tangible book value of those shares of our common stock that are issued and outstanding immediately prior to any such transaction. Any future decrease in the net tangible book value of such issued and outstanding shares could have a material effect on the market value of the Shares.

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The issuance of additional common stock and/or the resale of our issued and outstanding common stock could cause substantial dilution to investors in this offering.

Our Board of Directors has the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our common stock, up to the amount stated in our Articles of Incorporation (as amended), without shareholder approval and at values that could be less than the price at which you are investing, thus the possibility of substantial dilution. In addition, the Board of Directors could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

The Shares offered under this Offering are restricted securities and will have limited liquidity.

The Shares offered in this Offering are restricted securities under the 1933 Act. Investors will be required to hold these securities for which there will be no current market. Under Rule 144 promulgated under the 1933 Act, as amended, the Shares will have to be held for at least one (1) year prior to sale, unless a registration statement is sooner filed for the benefit of the investors. We have no plans to file a registration statement. Even if we filed such a registration statement, there may be no market for the Shares. You may not be able to sell the Shares if a market does not develop or may need to hold the Shares for a long period of time before a market develops.

There is no public trading market for our common stock, which may impede your ability to sell our shares.

Currently, there is no trading market for our common stock, and there can be no assurance that such a market will commence in the future. There can be no assurance that an investor will be able to liquidate his or her investment without considerable delay, if at all. If a trading market does commence, the price may be highly volatile. Factors discussed herein may have a significant impact on the market price of the shares offered. Moreover, due to the relatively low price of our securities, many brokerage firms may not affect transactions in our common stock if a market is established. Rules enacted by the SEC increase the likelihood that most brokerage firms will not participate in a potential future market for our common stock. Those rules require, as a condition to brokers effecting transactions in certain defined securities (unless such transaction is subject to one or more exemptions), that the broker obtain from its customer or client a written representation concerning the customer’s financial situation, investment experience, and investment objectives. Compliance with these procedures tends to discourage most brokerage firms from participating in the market for certain low-priced securities.

While we currently intend to obtain a public listing of our common stock, there are no assurances that we will be able to do so. As a result, there may not be an exit strategy for our common stockholders for an extended period of time.

We intend to apply to list our common stock for trading on a public marketplace, which may make it more difficult for investors to resell their shares due to suitability requirements.

We intend to apply to list our common stock for trading on a public marketplace in either the U.S. or Canada. Broker-dealers often decline to trade in “over the counter” or lower-priced stocks given the market for such securities is often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline.

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If we are unable to pay the costs associated with being a public, reporting company, we may not be able to commence and/or continue trading on a public marketplace and/or we may be forced to discontinue operations.

We intend to apply to list our common stock for trading on a public marketplace in either the U.S. or Canada. We expect to have significant costs associated with being a public, reporting company, which may raise substantial doubt about our ability to commence and/or continue trading and/or continue as a going concern. Our ability to commence and/or continue trading and/or continue as a going concern will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. If we are unable to achieve the necessary sales or raise or obtain the needed funding to cover the costs of operating as a public, reporting company, our common stock may be deleted from the public marketplace and/or we may be forced to discontinue operations.

The forward-looking statements contained in this Offering Circular may prove incorrect.

This Offering Circular contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding distribution; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the mining and natural resources industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Offering Circular will, in fact, transpire.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this Offering Circular that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, and the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this Offering Circular.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievement. We are not under any duty to update any of the forward-looking statements after the date of this Offering Circular to conform these statements to actual results unless required by law.

IN ADDITION TO THE FOREGOING RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS THAT ARE NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER IMPORTANT RISKS COULD ARISE.

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USE OF PROCEEDS

The net proceeds to use from the sale of the Shares will be $6,000,000 if the entire offering is sold. The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, 25%, 50%, and 100% of the Shares.

	Assumed Percentage of Shares Sold
	25%	50%	100%
Price to Public	$1,500,000	$3,000,000	$6,000,000
Selling agent commissions (1)	$150,000	$300,000	$600,000
Other Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$1,320,000	$2,670,000	$5,370,000

Public listing of common stock	$100,000	$100,000	$100,000

Increase staff	-0-	$500,000	$500,000
Working capital	$1,220,000	$2,070,000	$4,770,000
Total use of proceeds	$1,500,000	$3,000,000	$6,000,000

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(1) We do not have any agreement in place with a selling agent , although we reserve the right to enter into one . In the event we do not utilize a selling agent, these proceeds will be added to working capital.

PLAN OF DISTRIBUTION

The Shares are being sold through our executive officers. We may also engage broker-dealers or selling agents to sell the Shares. We have not yet engaged anyone else to sell Shares in this offering.

This is an offering of 6,000,000 shares of our common stock issued by the Company. None of our officers, directors, or affiliates is selling any securities in this offering. There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering.

If we do engage a broker-dealer or selling agent, we will arrange for the sale of securities to investors on a “best efforts” basis, meaning that they need only use their best efforts to sell the securities. Any third party we engage may sell some of the Offering Shares through selected dealers.

The offering price of the Offering Shares was determined by us. This determination was done without reference to our book value or asset values or by the application of any customary, established models for valuing companies or securities. Accordingly, the offering price may not be indicative of any amounts you might receive should you seek to sell your shares or should there be a liquidation of our company. In addition, such prices are not necessarily indicative of any prices at which our securities may trade, or any value that might be ascribed to our company after the completion of the offering. See “Dilution” on page 13.

Our officers and directors shall be entitled to purchase Offering Shares in the offering. Any such purchases shall be conducted in compliance with the applicable provisions of Regulation M.

The Subscription Agreement that will be used by purchasers of the Offering Shares requires that the Purchaser (i) irrevocably submits to the exclusive jurisdiction and venue of the courts of the State of Delaware in any action arising out of the Subscription Agreement and the Offering Circular and (ii) consents to the service of process by mail. Notwithstanding the foregoing, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and Section 27 of the Exchange Act creates exclusive jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the Exchange Act, and thus the exclusive jurisdiction provision does not apply to Securities Act or Exchange Act claims.

Procedures for Subscribing

We will hold an initial closing on any number of Offering Shares at any time during the Offering Period when we determine and thereafter may hold one or more additional closings until we determine to cease having any additional closings during the Offering Period. We will close on proceeds based upon the order in which they are received. We will consider various factors in determining the timing of any additional closings following the initial closing, including the amount of proceeds received at the initial closing and any prior additional closings.

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We may decide to close the offering early or cancel it, at our sole discretion. If we extend the offering, we will provide that information in an amendment to this offering circular. If we close the offering early or cancel it, we may do so without notice to you, although if we cancel the offering all funds that may have been provided by any investors will be promptly returned without interest or deduction.

Discounts, Commissions and Expenses

We shall be responsible for and pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Shares to be sold in the offering with the SEC and the filing of the offering materials with the OTC Markets, as applicable; (b) all fees and expenses relating to the registration or qualification of the Offering Shares; as required under the “blue sky” laws, including the fees of counsel selected by us; (c) the costs of all mailing and printing of the offering documents; (d) fees and expenses of the transfer agent for such shares; (e) our roadshow expenses; (f) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives; and (g) any fees or commissions we may incur if we engage a broker-dealer or selling agent to market the offering.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the lead selling agent that would permit a public offering of the securities offered by this offering circular in any jurisdiction where action for that purpose is required. The securities offered by this offering circular may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction outside of the U.S., except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this offering circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this offering circular. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this offering circular in any jurisdiction in which such an offer or a solicitation is unlawful.

DETERMINATION OF OFFERING PRICE

The offering price of the Offering Shares was determined by us. This determination was done without reference to our book value or asset values or by the application of any customary, established models for valuing companies or securities. Accordingly, the offering price may not be indicative of any amounts you might receive should you seek to sell your shares or should there be a liquidation of our company. In addition, such prices are not necessarily indicative of any prices at which our securities may trade, or any value that might be ascribed to our company after the completion of the offering.

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DILUTION

The difference between the offering price per share of our common stock in this offering and the Pro Forma As Adjusted net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the total number of outstanding shares of common stock.

As of June 30, 2021, on an Actual basis and a Pro Forma basis, our net tangible book value is as follows:

	Actual	Pro Forma
Net Book value	$889,279	$6,289,279
Less: (intangibles assets)	(150,000)	(150,000)
Net tangible book value	$739,279	$6,139,279

Total common shares outstanding - Pro Forma		18,016,669

Net tangible book value per common share - Pro Forma		$0.34

After giving effect to the sale of the Shares in this offering, on a Pro Forma As Adjusted basis, our net tangible book value would be $6,139,279, or $0.34 per common share, after deducting selling agents’ discounts, commissions, a non-accountable expense allowance and expenses of this offering totaling approximately $600,000. This represents an immediate [increase] in Pro Forma As Adjusted net tangible book value of $0.28 per share to our existing stockholders and an immediate dilution of $0.94 per share to investors purchasing shares in this offering.

The following table illustrates the dilution to new investors on a per-share basis:

Offering price per share		$1.00
Pro Forma net tangible book value per share before this offering	$(0.34)
Increase in Pro Forma As Adjusted net tangible book value per share attributable to investors purchasing shares in this offering	0.28
Pro Forma As Adjusted net tangible book value per share after this offering		(0.06)
Dilution in Pro Forma As Adjusted net tangible book value per share to investors in this offering		$0.94

The following table sets forth information with respect to our existing stockholders and the new investors as follows:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent	$
Existing stockholders	12,016,669	67%	$1,149,707	16%	$.10
New investors	6,000,000	33%	6,000,000	84%	$1.00
Total	18,016,669	100%	$7,149,707	100%

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MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is not quoted or traded on any exchange or marketplace. We intend to There is no assurance that there will be liquidity in the common stock.

Holders

As of November 5, 2021, there were 12,016,669 shares of our common stock issued and outstanding and held by eight holders of record.

Dividend Policy

We have not paid any dividends on our common stock and do not expect to do so in the foreseeable future. We intend to apply our earnings, if any, in expanding our operations and related activities. The payment of cash dividends in the future will be at the discretion of the Board of Directors and will depend upon such factors as earnings levels, capital requirements, our financial condition, and other factors deemed relevant by the Board of Directors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Offering Circular reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

We were incorporated on February 13, 2020, in the State of Delaware. We have not yet begun our operations, but we intend to provide cybersecurity solutions to businesses to protect their complete operating landscape and data secrets.

Overview

We intend to protect organizations from internal threats and cyber-attacks that have made their way inside the network perimeter to strike at the heart of the enterprise. We want to be a leading information technology (“IT”) firm specializing in managed IT services, cybersecurity, data protection, cloud, and communication solutions. Our comprehensive solutions will proactively protect, monitor, and record activity, then detect and eliminate malicious outside or internal privileged behavior to enforce security on the endpoint, protecting data at rest and in transit.

Going Concern

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements as of December 31, 2020 and for the period from February 13, 2020 (date of inception) through December 31, 2020, that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. In order to continue as a going concern, we must effectively balance many factors and generate revenue so that we can fund our operations from our sales and revenues. If we are not able to do this, we may not be able to continue as an operating company. However, there is no assurance that our existing cash flow will be adequate to satisfy our existing operating expenses and capital requirements.

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Results of Operations for the Six Months Ended June 30, 2021 and the period from February 13, 2020 (date of inception) to December 31, 2020

Revenues and Operating Expenses

We have had no revenues since our inception. Our operating expenses for the six months ended June 30, 2021 consist of $80,339 in general and administrative expenses and $7,500 in sales and marketing expenses. Our operating expenses for the period from February 13, 2020 (date of inception) to December 31, 2020 consist only of $193,432 in general and administrative expenses.

Liquidity and Capital Resources

Our current assets as of June 30, 2021 consist of cash of $408,910, prepaid consulting fees of $131,884, and deferred offering costs of $150,000, for total current assets of $690,794. Our total assets as of June 30, 2021 are $1,020,504. As of December 31, 2020, our only assets consisted of cash of $500 and deferred offering costs of $100,000.

Our liabilities as of June 30, 2021 consisted of $9,000 in accrued expenses, $122,225 in loan payable to a related party. Our total liabilities as of June 30, 2021 were $131,225. As of December 31, 2020, our only liabilities consisted of $119,225 in loans payable to a related party.

Cash Requirements

We intend to fund operations by raising capital from the sale of our stock and debt financings.

For the six months ended June 30, 2021, our net cash used in operating activities was $(66,590), which consisted of our net loss of $(87,839) plus deferred offering costs of $(50,000), offset by prepaid consulting fees of $38,406, restricted stock units issued for services of $20,843, accrued expenses of $9,000, and related party advances funding operations of $3,000.

For the six months ended June 30, 2021, our net cash provided by financing activities was $475,000, consisting of $425,000 in proceeds from common stock subject to possible redemption and $50,000 from the issuance of common stock.

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BUSINESS

Mission Statement

Our mission is two-fold. One, to build and grow our business by providing innovative cybersecurity solutions to businesses, and two, to subsequently employ strategic acquisitions to increase market share within our sector. This two-fold approach will accelerate and enhance company profitability pushing growth to capitalize on the over $300 billion cybersecurity market.1

Our cybersecurity solutions will protect the complete operating landscape of our client's enterprise and its data assets. We will accomplish this by monitoring external threats, vulnerabilities, and other hostile indicators while visualizing and prioritizing remediation of technology risks. We will manage cybersecurity threats and exposure across traditional IT assets that can be run within the cloud or in a hybrid commercial environment. We will mitigate internal threats, misconfigurations, and compliance violations while maintaining lock-step cybersecurity for our clients as digital transformation continues to drive aggressive adoption to and dependency on SaaS applications and cloud technologies.

Our proactive strategic acquisitions will boost growth, increase market share, add product and services complementary to the company, and significantly improve the competitive position of the company while enhancing profitability. We will carefully select targets utilizing a combination of research, strategic forethought, and business development anchored by the following criteria: size and profitability, geography/region, sectors, products/services, customer segmentation, and synergies.

Overview

We were incorporated on February 13, 2020, in the State of Delaware. We have not yet begun our operations, but we intend to provide cybersecurity solutions to businesses to protect their complete operating landscape and data secrets.

We will protect organizations from internal threats and cyber-attacks that have made their way inside the network perimeter to strike at the heart of the enterprise. We intend to be a leading information technology (“IT”) firm specializing in managed IT services, cybersecurity, data protection, cloud, and communication solutions.

Cybersecurity, in general, is the protection of internet-connected systems, including hardware, software, and data from cyber-attacks. A generalization which further can be defined as offensive or defensive types of cybersecurity solutions is as follows:

Endpoint Security Solutions – Offensive solution. Endpoint Security is a single agent providing data security, network security, threat prevention, and a remote access VPN for complete Windows and Mac OS X security. As an integrated suite, Endpoint Security provides simple, unified management and policy enforcement

Network Security Solutions – Defensive solution. Network security is any activity designed to protect the usability and integrity of your network and data. It includes both hardware and software technologies. It targets a variety of threats. It stops them from entering or spreading on your network. Effective network security manages access to the network.

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1 See Appendix Section B - figures 1 & 2

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Content Security Solutions – Offensive solution. Document loss is now the leading cause of most data breaches. Information is your company’s most vital asset – from customer information and financial data to research, training, corporate secrets, and intellectual capital. Content security solutions include document-centric; content security in the cloud; mobile access; secure video; security at rest and in motion; encrypted data security; and content tracking, analytics, and remote wipe.

Application Security Solutions – Offensive solution. “Application security” focuses on removing vulnerabilities from source code, so that an attacker can’t exploit them. Application security is an essential part of an overall cybersecurity policy that also includes controlling physical access to hardware, configuring network security, enforcing password policies, etc.

Wireless Security Solutions - Wireless security solutions incorporate wireless and wired access, security, authentication, switching and management to help you adjust to the new demands for speed and security required by your enterprise network.

Cloud Security Solutions - Process efficiencies and increased network agility are driving SaaS, PaaS, and IaaS technology adoption at a rapid pace. This new infrastructure is also presenting businesses with a unique set of security challenges. Cloud security protects assets in the cloud from the most sophisticated threats with dynamic scalability, intelligent provisioning, and consistent control across physical and virtual networks.

A more connected world means that malicious actors access information more swiftly, with less detection and more accurately than ever. However, this increased connectivity also means that there are more opportunities for cyber-attacks, data leaks, and other IT security breaches. The economy, stability, development, and defense of any business’ assets are increasingly dependent on the ability to provide a resilient and secure cyberspace.

Common organizational functions, such as finance and operations, have standardized systems to help them manage decision making, measure productivity and mitigate risk. Cyber development threats are constantly adapting to defeat standardized cybersecurity programs and capitalize on holes and vulnerabilities within new and updated applications needed to adequately manage those platforms. Many organizations overlook their shifting of employees from hire to promotion to possible employment termination, as a compounding internal threat component, which opens up intentional or unintentional vulnerabilities in an organization’s system. Management is often unaware that hostile external threats exploit these internal friendly gaps in an organization’s cyber armor. Ultimately cybersecurity risks are not adequately measured until after the threat and breach are completed, oftentimes days, months, or even years after the breach. The common denominator of many of these breaches stems from a lack of internal monitoring of the organization’s seemingly friendly systems.

We believe that the risks and vulnerabilities are exponentially higher for employees who continue to work from the office or remotely in this post-COVID era. Employee personal hardware is used as a temporary or permanent stand-in for internal systems. Organizations everywhere are becoming more distributed as they adopt the cloud, increase workforce mobility, and grow their number of connected devices. They are adding more workloads to a myriad of different endpoints beyond the traditional security perimeter, exposing an increasingly broad attack surface to adversaries. In addition, the sophistication of cyber-attacks has increased, often coming from nation-states, well-funded criminal organizations, and hackers using advanced, easily obtained methods of attack. On a number of occasions, adversaries have launched devastating, destructive attacks that have caused significant business disruption and billions of dollars in cumulative losses. The architectural limitations of legacy security products, coupled with a dynamic and intensifying threatening landscape, are creating the need for a fundamentally new approach to security.

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Enterprise applications are rapidly converting to the cloud to achieve greater IT agility, a faster pace of innovation, and lower costs. Organizations are achieving almost total reliance on internet destinations for a range of business activities, adopting new external SaaS applications for critical business functions, and moving their internally managed applications to the public cloud. Enterprise users now expect to be able to seamlessly access applications and data, wherever they are hosted, from any device, anywhere in the world. We believe these trends are indicative of the broader digital transformation agenda, as businesses increasingly succeed or fail based on their IT outcomes.

ReachOut will provide deep analytics to help commercial organizations measure their cybersecurity exposure over time. Whether internal unintentional, internal intentional, or external hostile threats, ReachOut will integrate and analyze data from collectors alongside IT assets, vulnerability and threat data from our client’s third-party systems and applications to prioritize security issues for remediation and focus an organization’s resources based on risk and business criticality.

Industry Standards

Cybersecurity threats are more prolific and sophisticated than ever.

Today's cybersecurity threat landscape is more extreme than before. Breaches are increasingly sophisticated and usually executed over multiple steps called the threat lifecycle. The typical threat lifecycle begins with an initial exploit of a system enabling hostile entry, historically using malware, but increasingly using malware-free or file-less methods. This allows the penetration of endpoints and the establishment of a beachhead inside the corporate perimeter.

Once inside, hostiles move laterally across the corporate environment collecting credentials and escalating privileges enabling a typical hostile to download or collect a larger, more destructive malware program or connect with an external control source. During this stage in the threat lifecycle, hostiles are able to encrypt, destroy, or silently infiltrate sensitive data.

Increasingly, hostiles are well-trained, possess significant technological and human resources, and are highly deliberate and targeted in their attacks. Hostiles today range from disgruntled ex-employees attempting to handicap former employers, industry competitors seeking books of business or trade secrets, sophisticated criminal organizations who are motivated by financial gains, to hackers leveraging advanced techniques with the militaries and intelligence services of well-funded nation-states at the top of the cyber threat food chain. These groups and individuals are responsible for many breaches that involve theft or holding hostage financial data, intellectual property, and trade secrets. On a number of occasions, adversaries have launched devastating, destructive attacks that have caused significant business disruption and billions of dollars in cumulative losses.

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Proliferation of workloads expanding the attack surface

The rise of cloud computing, workforce mobility, and growth in connected devices has created an exponential expansion of workloads across endpoints and industries. According to a 2019 Cisco report, the number of connected devices is expected to reach 31 billion this year (2020) and increase by more than 242% to 75 billion by 20252.

With increasingly more connected things, devices, applications, and data that is highly distributed and diverse, challenging organizations to monitor and protect all of their workloads running on various endpoints. Enterprises also have to face the threat of an expanding attack surface. How enterprises secure things and their infrastructure will become increasingly important to the security of the IoT ecosystem and to successful Internet of Things adoption.

The adoption of many of these technologies and the resulting disappearance of the corporate perimeter have expanded the attack surface and left many organizations increasingly vulnerable to breach. Today, workloads running on endpoints, such as laptops and servers, are the primary targets in a security attack since they are vulnerable and frequently are repositories of valuable and sensitive data, including intellectual property, authentication credentials, personally identifiable information, financial information, and other digital assets. As new workloads are provisioned on emerging mobile and IoT devices, oftentimes residing outside of the corporate perimeter, increasingly more sensitive and mission-critical data will be generated and stored on these endpoints as well.

On-Premise Security Architectures are Constrained

On-premise products are siloed, lack easy integration, and have a limited ability to collect, process, and analyze vast amounts of data—attributes that are required to be flexible to be effective in today's increasingly dynamic threat landscape. Legacy vendors often deploy more agents to the endpoint as they layer on a patchwork of additional point product capabilities. This approach burdens endpoints by consuming additional storage space, memory, and processor capacity, degrading end-user experience without providing effective security. In addition, integrating and maintaining numerous products, data repositories, and infrastructures across highly distributed enterprise environments is a costly and resource-intensive process for already thinly staffed security teams.

Other Existing Security Products have Limitations

Legacy Signature-based Products. Signature-based products are designed to detect attacks that are already cataloged in a repository of previously identified threats but are not capable of preventing unknown threats or stopping associated breaches. Many significant breaches seen in the last two decades have involved a failure of the legacy signature-based antivirus product to detect a previously unknown or modified version of a previously known attack.

Malware-focused Machine Learning Products. Traditionally, organizations have focused on protecting their networks and endpoints against malware-based attacks. These attacks involve malware built for the specific purpose of performing malicious activities, stealing data, or destroying systems. A malware-centric defensive approach will leave the organization vulnerable to attacks that do not leverage malware. According to data from our target customer base, 40% of detections in the second quarter of fiscal 2018 were not malware-based but instead leveraged legitimate tools built into modern operating systems, enabling attackers to accomplish their objectives without writing files to the endpoint, making them more difficult for a traditional antivirus product to detect.

 _________________________________

2 Cisco Systems - The Future of IoT miniguide:  The Burgeoning IoT market continues.  By: Laureen Horowitz, July 2019

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Application Whitelisting Products. Application whitelisting products resort to an "always allow" or "always block" policy on an endpoint in order to allow or prevent processes from executing. Whitelisting relies in part on manually creating and maintaining a complex list of rules, burdening end users and IT organizations. In order to avoid these management challenges, IT organizations often create special exceptions to the whitelist that attackers leverage to compromise endpoints. Furthermore, fileless attacks can exploit legitimate whitelisted applications, compromising the integrity of the whitelisting product.

Our Solution

We enable broad visibility and deep insights into cyber exposure across the entire modern attack surface for our clients.

Our platform will be built to serve as the cybersecurity command center, enabling organizations that have completed our certification to answer foundational and strategic questions such as:

•	Where are we exposed?
•	Where should we prioritize based on risk?
•	Are we reducing our exposure over time?
•	How do we compare to our peers?

This allows our clients to maintain an internal team of certified cybersecurity certs, with the immediate ability to scale up during a threat, while cutting costs while maintaining operations and our enterprise platform offerings offer critical layers of protection and defense including autonomous AI (Artificial Intelligence) endpoint security specifically built for the remote workforce, internal threat and employee behavior monitoring, and threat intelligence applications. With our platform, our customers are able to gain visibility into their cyber exposure, prioritize remediation efforts based on risk and business criticality, and benchmark cybersecurity risk in order to guide strategic decision-making. Our solutions deliver the following key business benefits for our customers:

•

Visibility across a breadth of assets. We provide customers with broad visibility into the full range of attack surfaces within a single platform. Our solutions cover traditional IT assets, such as networking infrastructure, desktops, and on-premises servers, as well as modern IT assets, such as cloud, containers, web applications, BYOD devices, IoT, and OT assets that reside both inside and outside of a customer’s corporate network. Our solutions provide a range of continuous discovery and assessment techniques applied to the entire scope of a customer’s IT infrastructure.

Our Opportunity

Our total addressable market initially began as a replacement opportunity in the corporate endpoint security market but has significantly expanded due to rapid innovation and adoption of our modules across additional security and non-security markets. In addition, our increasing market opportunity is driven by the proliferation of enterprise mobility, adoption of cloud computing, the benefits of big data, and an increasingly dynamic and intensifying threat landscape.

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Corporate cybersecurity.

The endpoint security market is expected to reach $326.36 billion by 2027, at a CAGR of 10.0% during the forecast period from 2020 to 20273.

The growth in this market is mainly attributed to the exponential rise in the number of endpoint devices, consistently rising & sophisticated nature of endpoint attacks & breaches, and proportionally increasing demand for high-security solutions to combat endpoint attacks. Moreover, factors such as the advent of disruptive technologies such as IoT, AI, ML, and Big Data, among others; mitigation of IT risk; and rapidly evolving regulatory landscapes are also supporting the growth of the endpoint security market.

Impact of COVID-19 on the cybersecurity market

The COVID-19 pandemic has adversely hit several economies around the globe. The combat measures against the pandemic such as complete lockdown, social distancing, and quarantine have put strong adverse impact on many industries across the globe including a portion of the IT security industry. With many employees working from home and students learning virtually, enterprise virtual private network (VPN) servers have now become a lifeline to organizations and institutions. Thus, the rapid adoption of new approaches will grow the cyber risks and threats for organizations. One of the major factors in the rise of attacks on corporate emails includes spurts of COVID-19 websites offering fake prepositions in exchange for personal information. For instance, spear-phishing email attacks related to COVID-19 have increased by 667%4.

The impact of the COVID-19 outbreak on the global cybersecurity market started in early 2020 in China, one of the world's largest producers and consumers for endpoint devices including smartphones, computers, and tablets. The closing of production plants for several months in China and restrictions on export and import of the endpoint devices to and from China’s restricted area has strongly impacted the supply chain, production, sales, and operation of these industries. Moreover, this pandemic is also expected to adversely affect the endpoint security market in many countries across the globe including India, the U.S., Brazil, and European countries. However, as most of the IT companies adopted work-from-home policies in response to the COVID-19 pandemic, cybersecurity has become a grave issue for organizations across the globe and thus, expected to provide some relief to the global endpoint security market and help the market to recover at a much faster rate.

In the BYOD era, the presence of mobile devices in workplaces is rapidly increasing, thereby creating heightened risks of cyberattacks. According to Symantec's ISTR 2019 report, the prevalence of mobile ransomware increased by 33% in 2018. Mobile devices are no longer secure, and it is easy for hackers to gain unauthorized access to corporate networks. Therefore, enterprises are increasingly adopting cybersecurity solutions to secure their networks and provide their employees with secure access to confidential information. Thus, factors such as the rising penetration of mobile and wireless devices, advancement in connectivity infrastructure across the globe, and the falling price of mobile devices are all set to make a big impact on the endpoint security market.

The primary reasons behind market growth post-COVID-19 are the positive outlook towards escalating demand for next-generation security and vulnerability management solutions and collaboration with cloud service providers. The report on the global market for security and vulnerability management covers various market segments such as region, component, enterprise type, and vertical.

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3 Grandview Research - June 2020,  Cyber Security Market Size, Share Trends & Analysis

4 Security Magazine - April 16th 2020

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Hardware as a Service (Haas).

Hardware-as-a-Service (HaaS) market is anticipated to witness a CAGR of 26.2% over the forecasted period 2020-2025. Increasing the need to adopt new IT solutions, increased digitization, increasing investment of small- and large-scale enterprises in the HaaS hardware and services, technical advancements and product innovation, and increasing load on cloud infrastructure are some of the major factors influencing the growth of the HaaS market. Hardware-as-a-Service (HaaS) market is anticipated to witness a CAGR of 26.2% over the forecasted period 2020-20255. Increasing the need to adopt new IT solutions, increased digitization, increasing investment of small- and large-scale enterprises in the HaaS hardware and services, technical advancements and product innovation, and increasing load on cloud infrastructure are some of the major factors influencing the growth of the HaaS market.

This offering provides affordable, managed solutions with a rental agreement that also bundles maintenance and support as part of the package. The client and managed service provider (MSP) agree to mutual terms to install the hardware at the client’s site for which the client pays a monthly fee for the service. The industries are shifting from ownership to on-demand service (XaaS). Cloud computing services are also increasingly attracting investment in the studied market, as data storage servers and active computing hardware are the components of a remotely provisioned service for users.

Impact of COVID-19 on the Haas Market.

With the outbreak of COVID-19, service firms, in particular, have embraced the work-from-home-culture. This has led to a spike in demand for laptops, especially leased laptops of all genres. With complete disruption of supply chain and production activities, in which there is a huge shortage in the market and mismatch between demand and supply of hardware components. With the situation improving in the next couple of months, HaaS is expected to grow in the near future as it mitigates the risk of complete shutdown of the business during unforeseen circumstances like the COVID-19 pandemic.

Growth Strategy

Our goal is to empower organizations worldwide to realize the full potential of cloud and mobility. Key elements of our strategy include:

•	Identify, target, and acquire assets;
•	Win new customers;
•	Expand within existing customers;
•	Expansion and innovation of services; and
•	Expand into additional market segments.

__________________________________

5 Research and Markets Report, 8/13/2020, Global Hardware as-a-Service (Haas) Market Outlook 2020 -2025

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Identify, target, and acquire assets. ReachOut will identify then target other cybertechnology firms as “assets for acquisition” to increase its market share, cash flow, and earnings. These strategic acquisitions will focus first on cybersecurity companies with stable municipal, state, and federal government contracts and those cybersecurity firms with specialized technologies, employees, or complementary products. Prior to acquisition, the Company will first identify then address potential liabilities associated with the assets for acquisition. Secondly, devise a plan to streamline operations and reduce costs. Then thirdly, forecast the financial impact of an acquisition transaction, including accounting charges, before execution and integration.

Continue to win new customers. We believe that we have a significant opportunity to expand our customer base, both in the United States and internationally.

Expand in existing customers. We plan to leverage a land-and-expand approach with our existing customers to sell subscriptions to additional users, additional suites that contain more functionality, and a la carte services.

Expansion and innovation of services. We will continue to invest in research and development to add new and differentiated solutions to our existing product portfolio and improve the overall reliability, availability, and scalability of our cloud security platform.

Expansion into additional market segments. We are targeting the expansion of our immediate addressable market, emphasizing U.S. state and federal government agencies in the near- to medium-term.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person, and the date such person became a director or executive officer of the Company. Our executive officers are elected annually by the Board of Directors. The directors serve one (1) year terms until their successors are elected. The executive officers serve terms of one (1) year or until their death, resignation, or removal by the Board of Directors. Family relationships among any of the directors and officers are described below.

Name	Age	Position(s)

Richard D. Jordan	42	Director, Chief Executive Officer, President, Secretary, and Treasurer

Kingsley Charles	55	Director

Darren Jacklin	49	Director

Tatiana Mersiadis	56	Director

Richard D. Jordan, age 41, is our founder and has been our Chief Executive Officer, President, Secretary, and Treasurer since our formation in 2020. Rick is a serial entrepreneur and has become one of America’s leading voices on cybersecurity, business, and ethics. Rick has been a featured speaker at NASDAQ, Harvard Club of Boston and New York, Mercedes, Coca-Cola, and West Point Military Academy on leadership, ethics, technology, and security. Rick is a frequent celebrity expert guest nationwide on ABC, NBC, CBS, and FOX, and an Amazon best-selling author of “Situational Ethics.” Rick and ReachOut were recently featured in the Amazon Prime documentary, Cyber Crime. He is also starring and a story producer in the sequel filming in 2020. Rick is the host of the “ALL IN with Rick Jordan” podcast and reaches thousands of fans and subscribers in 28 countries. He’s also a skilled musician, ordained pastor, married to his wife Jaina for 18 years, and dad to three amazing kids.

Kingsley Charles, age 55, has over fifteen years as a business and financial consultant for a handful of private firms and hundreds of regional entrepreneurs and small business owners coast-to-coast. He has acted as a consultant for dozens of start-ups and operating companies with revenues up to $200 million since his work managing operations with a Fortune 500 company. He has spent his career working side-by-side with other professionals: Master of Taxation, CPA, CFP’s, accountants, valuation experts, and attorneys for over two decades of his professional career. His team has built a solid base of legal partners and financial professionals that support his firm’s work with clients to provide interactive, eyes-wide-open financial and strategic management. You can also visit www.theascentiagroup.com for more team backgrounds.

His staff currently includes CPAs, CVA (Certified Valuation Analyst), and accountants. Intuitive participation in a client’s business and operations is his key strength. As a serial entrepreneur himself, he understands the hurdles, passion, and joys of being on the edge of innovation, sales, and success.

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Core strengths include:

•	Strategic Financial Planning
•	Systems Management
•	Asset Protection and Entity Management
•	Risk Management
•	Tax Planning
•	Funding
•	CFO Services

Darren Jacklin, age 48, is a speaker and philanthroinvestor. For over 25 years, Darren Jacklin has traveled four continents and personally trained over one million people in over 48 countries. He has mentored entrepreneurs and business owners on specific and measurable strategies. These strategies have then been implemented into businesses to increase income, transform obstacles into cash flow and turn passion into profits.

Darren has an uncanny ability to increase wealth and success by uncovering hidden assets, overlooked opportunities, and undervalued possibilities. His talent has captured the attention of Tiger 21, The Wall Street Journal, Yahoo Finance, NBC TV, CBS TV, Global TV, international radio stations, magazines and newspapers, movie producers, best-selling authors, CEO’s and business experts worldwide. Darren is also featured as an international celebrity in the 2015 movie The Treasure Map.

Darren Jacklin currently sits on paid international boards of directors and advisory boards of public and private companies and with this experience has successfully advised a small private American residential real estate company to grow to an internationally recognized publicly-traded company on the NASDAQ. He has also personally trained 157 Fortune 500 companies such as Microsoft, AT&T, Black & Decker, Barclays Bank, as well as high school, college, and university students, and lastly, professional athletes.

Passionate about making a difference in people’s lives today, Darren is also working as a PhilanthroInvestor. He is committed to expanding his cash flow investment portfolio. His Private Family Foundation called Leaders Yielding to New Knowledge (LY2NK) is helping support the creation and site of a new sustainable school in the slums of Kampala, Uganda, East Africa. His experience has connected him with people in more than 130 countries. www.DarrenJacklin.com

Tatiana Mersiadis, age 55. As an experienced educator, Tatiana Mersiadis grew up in Montreal, Quebec, Canada, and learned early on that teaching was her passion. She moved to Vancouver, British Columbia from Montreal, Quebec. She studied Education at McGill University and worked in many different schools across Quebec and British Columbia throughout her 30 years in the education field.

She is an accomplished teacher, with a Bachelor of Education and Physical Education from McGill University, in Montreal, Quebec, a Diploma in French Education from Simon Fraser University in Vancouver, British Columbia, and a master’s in education from the University of British Columbia in Vancouver, Canada.

Passionate about making a difference in people’s lives, today, Tatiana is also working as a Philanthropy Real Estate Investor. She is committed to expanding her passive cash flow investment portfolio. Her Private Family Foundation called Leaders Yielding to New Knowledge (LY2NK) is helping support the creation and site of a new sustainable school in the slums of Kampala, Uganda, East Africa. Her life demonstrates to follow our dreams, no matter how great.

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Family Relationships

There are no family relationships between any of our officers or directors.

Other Directorships; Director Independence

Other than as set forth above, none of our officers and directors is a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCQB, on which we anticipate our shares of common stock to be quoted, does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. According to the NASDAQ definition, none of our directors are independent.

Board Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by its Board of Directors as a whole. We are not required to maintain such committees under the applicable rules of the OTCQB. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place. We intend to create board committees, including an independent audit committee, in the near future.

We do not currently have a process for security holders to send communications to the Board.

During the fiscal year ended December 31, 2020, the Board of Directors met as necessary.

Involvement in Certain Legal Proceedings

None of our officers or directors has, in the past ten years, filed bankruptcy, been convicted in a criminal proceeding or named in a pending criminal proceeding, been the subject of any order, judgment, or decree of any court permanently or temporarily enjoining him or her from any securities activities, or any other disclosable event required by Item 401(f) of Regulation S-K.

Code of Ethics

We have not adopted a written code of ethics, primarily because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

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EXECUTIVE COMPENSATION

Narrative Disclosure of Executive Compensation

None of our officers received compensation for his or her services as an officer.

Director Compensation

In May 2020, we entered into an Independent Director Agreement with each of Kingsley Charles, Darren Jacklin, and Tatiana Mersiadis. Pursuant to the agreements, each director will receive cash compensation of $3,000 per quarter, in arrears, plus restricted stock units for 66,667 shares of our common stock vesting one-third on July 1 of 2021, 2022, and 2023.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of November 5, 2021, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name	Amount of Beneficial Ownership – Common Stock		Amount of Beneficial Ownership – Preferred Stock		Percentage Ownership Before Offering (1)

Richard D. Jordan (2)	10,000,000		1,000,000	(3)	84.5% (5)

Kingsley Charles (2)	22,223	(4)	-		<1%

Darren Jacklin (2)	22,223	(4)	-		<1%

Tatiana Mersiadis (2)	22,223	(4)	-		<1%

All Directors and Officers as a Group (4 Persons) (2)	10,066,669		1,000,000		85.0% (5)

(1)

Based on 12,016,669 shares of common stock, and 1,000,000 shares of Series A Convertible Preferred Stock outstanding prior to this offering. Shares of common stock subject to options or warrants are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	Indicates an Officer and/or Director.

(3)	Each share of Series A Convertible Preferred Stock is convertible into one (1) share of common stock and has ten (10) votes on all matters which come before the shareholders.

(4)

Does not reflect an aggregate of 44,444 restricted shares of common stock issued for serving as a member of the Company’s Board of Directors. The restricted shares vest (a) 22,222 on July 1, 2022, and (b) 22,222 on July 1, 2023.

(5)	Includes 1,000,000 shares of common stock that could be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

There are no current arrangements which will result in a change in control.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Independent Director Agreements

In May 2020, we entered into an Independent Director Agreement with each of Kingsley Charles, Darren Jacklin, and Tatiana Mersiadis. Pursuant to the agreements, each director will receive cash compensation of $3,000 per quarter, in arrears, plus restricted stock units for 66,667 shares of our common stock vesting one-third on July 1 of 2021, 2022, and 2023.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCQB on which we intend for the shares of common stock to be quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. According to the NASDAQ definition, three (3) of our directors are independent, namely Kingsley Charles, Darren Jacklin, and Tatiana Mersiadis.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.0001, and 2,000,000 shares of preferred stock, par value $0.0001. As of November 5, 2021, there were 12,016,669 shares of our common stock issued and outstanding, and 1,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro-rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available, therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common shareholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We are authorized to issue 2,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,000,000 shares of Series A Convertible Preferred stock have been authorized and issued. The Preferred Stock is convertible, at the option of the holder, into one share of common stock for each share of Preferred Stock converted. The holders of our Preferred Stock also have ten (10) votes per share of Preferred Stock that they hold, to be voted as a group along with the common shareholders on all matters on which the shareholders are entitled to vote. Other than these votes, the holders of our Preferred Stock have no specific rights, as a group, to elect directors. The holders of our preferred stock are not entitled to a dividend preference over the common stock but are entitled to a liquidation preference in the amount of $1.25 per share. The preferred stock is not redeemable. Finally, the holders of the preferred stock are entitled to protective provisions as follows:

The Company may not take any of the following actions without the approval of 75% of the holders of the outstanding Series A Convertible Preferred Stock: (i) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock; (ii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock; or (iii) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock.

The sole Series A Convertible Preferred stockholder, Richard Jordan, has voting control of over 91% of our voting stock.

Dividend Policy. We have not declared or paid a cash dividend on our capital stock in our last two fiscal years and we do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

31

Options and Warrants.

There are no warrants or options to acquire our common stock outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Morison Cogen LLP was our independent registered public accounting firm as of and for the period from February 13, 2020 (date of inception) to December 31, 2020 and as of and for the six months ended June 30, 2021.

Clyde Snow & Sessions, PC serves as our legal counsel in connection with this offering.

PROPERTIES

We do not currently maintain office space.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain, and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

32

REACHOUT TECHNOLOGY CORP.

FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2021 (UNAUDITED)

AND PERIOD ENDED JUNE 30, 2020 (UNAUDITED) AND PERIOD ENDED DECEMBER 31, 2020 (AUDITED)

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet as of June 30, 2021 (unaudited) and December 31, 2020 (audited)	F-2

Statements of Comprehensive Loss for the Six Months ended June 30, 2021 (unaudited), for the Period February 13, 2020 (date of inception) through June 30, 2020 (unaudited), and for the Period February 13, 2020 (date of inception) through December 31, 2020 (audited)

F-3

Statement of Stockholders’ Deficit for the Period February 13, 2020 (date of inception) through December 31, 2020 (audited) and June 30, 2021 (unaudited)	F-4

Statements of Cash Flows for the Six Months ended June 30, 2021 (unaudited), for the Period February 13, 2020 (date of inception) through June 30, 2020 (unaudited), and for the Period February 13, 2020 (date of inception) through December 31, 2020 (audited)

F-5

Notes to Financial Statements	F-6

33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
Reachout Technology Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Reachout Technology Corp (the Company) as of December 31, 2020 and the related statements of comprehensive loss, stockholders’ deficit, and cash flows for the period February 13, 2020 (date of inception) through December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period February 13, 2020 (date of inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has net losses, accumulated deficit and negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2020.

Blue Bell, Pennsylvania

September 23, 2021

F-1

REACHOUT TECHNOLOGY CORP.

BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$408,910	$500
Prepaid consulting fees, current portion	131,884	-
Deferred offering costs	150,000	100,000
Total current assets	690,794	100,500
Prepaid consulting fees, net of current	329,710	-
Total assets	$1,020,504	$100,500

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$9,000	$-
Loan payable, related party	122,225	119,225
Total liabilities	131,225	119,225

Commitments and contingencies (Note 9)

Common stock subject to possible redemption, 850,000 shares at $0.50 redemption value	425,000	-

Stockholders' equity (deficit):
Preferred stock, $0.01 par value, 2,000,000 shares authorized, 1,000,000 shares issued and
outstanding as of both June 30, 2021 and December 31, 2020	10,000	10,000
Common stock, $0.01 par value, 30,000,000 shares authorized, 11,166,669 and 10,066,669 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively (excluding 850,000 and -
shares subject to possible redemption as of June 30, 2021 and December 31, 2020, respectively)	111,667	100,667
Additional paid-in capital	623,884	64,041
Accumulated deficit	(281,271)	(193,432)
Total stockholders' equity (deficit)	464,279	(18,725)
Total liabilities, common stock subject to possible redemption and stockholders' equity (deficit)	$1,020,504	$100,500

The accompanying notes are an integral part of these financial statements.

F-2

REACHOUT TECHNOLOGY CORP.

STATEMENTS OF COMPREHENSIVE LOSS

		For the Period	For the Period
		February 13, 2020	February 13, 2020
	Six Months	(date of inception)	(date of inception)
	Ended	through	through
	June 30,	June 30,	December 31,
	2021	2020	2020
	(Unaudited)	(Unaudited)	(Audited)
Revenues	$-	$-	$-

Operating expenses:
General and administrative	80,339	150,433	193,432
Sales and marketing	7,500	-	-
Total operating expenses	87,839	150,433	193,432

Loss from operations	(87,839)	(150,433)	(193,432)

Provision for income taxes	-	-	-
Net loss	$(87,839)	$(150,433)	$(193,432)

Weighted average common shares outstanding -
basic and diluted	10,793,465	-	2,615,529
Net loss per common share - basic and diluted	$(0.01)	-	$(0.07)

The accompanying notes are an integral part of these financial statements.

F-3

REACHOUT TECHNOLOGY CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

					Additional		Total Stockholders'
	Preferred Stock		Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances at February 13, 2020 (inception)	-	$-	-	$-	$-	$-	$-
Issuance of founder's stock	1,000,000	10,000	10,000,000	100,000	-	-	110,000
Restricted stock units issued for services	-	-	66,669	667	64,041	-	64,707
Net loss	-	-	-	-	-	(193,432)	(193,432)
Balances at December 31, 2020	1,000,000	$10,000	10,066,669	$100,667	$64,041	$(193,432)	$(18,725)
Issuance of common stock	-	-	100,000	1,000	49,000	-	50,000
Shares issued for prepaid consulting fees	-	-	1,000,000	10,000	490,000	-	500,000
Restricted stock units issued for services	-	-	-	-	20,843	-	20,843
Net loss	-	-	-	-	-	(87,839)	(87,839)
Balances at June 30, 2021 (unaudited)	1,000,000	$10,000	11,166,669	$111,667	$623,884	$(281,271)	$464,279

Balances at February 13, 2020 (inception)	-	$-	-	$-	$-	$-	$-
Restricted stock units issued for services	-	-	-	-	39,708	-	39,708
Net loss	-	-	-	-	-	(150,433)	(150,433)
Balances at June 30, 2020 (unaudited)	-	$-	-	$-	$39,708	$(150,433)	$(110,725)

The accompanying notes are an integral part of these financial statements.

F-4

REACHOUT TECHNOLOGY CORP.

STATEMENTS OF CASH FLOWS

		For the Period	For the Period
		February 13, 2020	February 13, 2020
	Six Months	(date of inception)	(date of inception)
	Ended	through	through
	June 30,	June 30,	December 31,
	2021	2020	2020
	(Unaudited)	(Unaudited)	(Audited)
Cash flows from operating activities:
Net loss	$(87,839)	$(150,433)	$(193,432)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of founder's stock	-	110,000	110,000
Restricted stock units issued for services	20,843	39,708	64,707
Related party advances funding operations	3,000	-	18,000
Changes in operating assets and liabilities:
Prepaid consulting fees	38,406	-	-
Deferred offering costs	(50,000)	-	-
Accrued expenses	9,000
Net cash used in operating activities	(66,590)	(725)	(725)
Cash flows from financing activities:
Proceeds from related party loans	-	1,225	1,225
Proceeds from common stock subject to possible redemption	425,000	-	-
Issuance of common stock	50,000	-	-
Net cash provided by financing activities	475,000	1,225	1,225
Net increase in cash and cash equivalents	408,410	500	500
Cash and cash equivalents at beginning of period	500	-	-
Cash and cash equivalents at end of period	$408,910	$500	$500

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-

Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in loan payable, related party	$-	$100,000	$100,000
Shares issued - prepaid consulting fees	$500,000	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5

REACHOUT TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Reachout Technology, Corp. (the “Company”) is a corporation formed on February 13, 2020 under the laws of the State of Delaware. The Company provides cybersecurity and IT management solutions to businesses to protect their complete operating landscape and data secrets. The Company is headquartered in Chicago, Illinois.

As of June 30, 2021, the Company has not commenced planned principal operations or generated any revenue. The Company’s activities since inception have primarily consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

2. GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $87,839 for the six months ended June 30, 2021 and $193,432 for the period ended December 31, 2020, and has incurred negative cash flows from operations for the periods. As of June 30, 2021, the Company had an accumulated deficit of $281,271. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities as a result of this uncertainty.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States. As the COVID-19 pandemic continues to spread, any future financial impact cannot be reasonably estimated at this time.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year-end is December 31.

Unaudited Interim Financial Information

The accompanying financial statements for the periods ended June 30, 2021 and 2020 and the related footnote disclosures are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the Company’s opinion, reflect all adjustments necessary to present fairly the Company’s financial position as of June 30, 2021 and results of its operations, and cash flows for the periods ended June 30, 2021 and 2020. The results for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any other periods.

F-6

REACHOUT TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory, revenue recognition and the valuations of common stock. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At June 30, 2021 and December 31, 2020, all of the Company’s cash and cash equivalents were held at accredited financial institutions. As of June 30, 2021, the Company had $158,910 in excess of insured amounts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Revenue Recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2018. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

F-7

REACHOUT TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company’s customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance. To date, the Company has not generated any revenue.

Advertising Costs

Advertising costs are expensed as incurred.

Deferred Offering Costs

The Company complies with the requirements of Accounting Standards Codification (“ASC”) 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of June 30, 2021 and December 31, 2020, the Company had recorded $125,000 and $75,00 in deferred offering costs, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services. In accordance with ASU No. 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting share-based payment transactions for acquiring goods and services from nonemployees are included. Consistent with the accounting requirement for employee share-based payment awards, nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied.

Common Stock Subject to Possible Redemption

The Company accounts for its certain issuances of common stock subject to possible redemption in accordance with the guidance in ASC Topic 480.

Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s issuances (see Note 4) of certain shares of common stock contains certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, this common stock subject to possible redemption is classified as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet. Accordingly, as of June 30, 2021, 850,000 shares of common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

The common stock subject to possible redemption are subject to the subsequent measurement guidance in ASC Topic 480-10-S99. Under such guidance, the Company must subsequently measure the shares to their redemption amount. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit. As of June 30, 2021, the common stock subject to possible redemption was recorded at the redemption amount of $0.50 per share.

F-8

REACHOUT TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy isl be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of June 30, 2021 and 2020 and as of December 31, 2020, diluted net loss per share is the same as basic net loss per share for each period presented. Potentially dilutive items outstanding as of June 30, 2021 and 2020 and December 31, 2020 are as follows:

	Period Ended		Period Ended
	June 30,		December 31,
	2021	2020	2020
Series A preferred stock	1,000,000	-	1,000,000
Unvested restricted stock units	133,332	200,001	133,332
Total potentially dilutive shares	1,133,332	200,001	1,133,332

The Company has 850,000 shares of common stock subject to possible redemption which were excluded from basic and dilutive securities outstanding. See Note 4.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted ASU 2016-02 on February 13, 2020 and since the Company currently does not have any lease obligations, this standard did not have a material impact on its financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 eliminates the separate accounting model for nonemployee share-based payment awards and generally requires companies to account for share-based payment transactions with nonemployees in the same way as share-based payment transactions with employees. The accounting remains different for attribution, which represents how the equity-based payment cost is recognized over the vesting period, and a contractual term election for valuing nonemployee equity share options. ASU 2018-07 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. The Company adopted ASU 2018-07 on February 13, 2020 and the adoption did not have a material impact on its financial statements.

In May 2014, the FASB issued ASC 606, providing new revenue recognition guidance that superseded existing revenue recognition guidance. The update, as amended, requires the recognition of revenue related to the transfer of goods or services to customers reflects the consideration to which the entity expects to be entitled in exchange for those goods or services, as well as additional qualitative and quantitative disclosures about revenues. The Company adopted the new revenue recognition guidance as of February 13, 2020. Since the Company has not generated any revenue, this standard had no impact on its financial statements.

F-9

REACHOUT TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. The Company adopted ASU 2017-11 on February 13, 2020 and the adoption did not have a material impact on its financial statements.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity, and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year. The Company adopted ASU 2020-06 on February 13, 2020 and the adoption did not have any impact on its financial statements.

Management does not believe that any other recently issued accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4. COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

In March 2021, the Company entered into common stock purchase agreements for the issuance of an aggregate of 850,000 shares of common stock and received proceeds of $425,000, or $0.50 per share. Beginning on the date twelve months from the issuance of the common stock and continuing for five business days, the investors may exercise their right to have the Company repurchase the shares at the purchase price. As the agreement includes a put right at the option of the holder, the $425,000 is classified as temporary equity in accordance with ASC 480.

If the investors have not exercised their put right after six days following the one-year anniversary of the agreement, the Company shall pay each investor a bonus payment in either cash or the issuance of additional shares of common stock at the investor’s election.

At any time between the agreement dates and December 31, 2021, in the event the Company sells shares of its common stock to any investor other than an officer or director of the Company, the investor shall have the right to participate in the investment, up to an aggregate of an additional $250,000, at a per-share purchase price that is 20% less than the price in the qualifying investment.

5. STOCKHOLDERS’ EQUITY

As of June 30, 2021 and December 31, 2020, the Company was authorized to issue a total of 2,000,000 shares of preferred stock and 30,000,000 shares of common stock, $0.01 par value.

The preferred stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. The preferred stock is convertible into shares of common stock into an equivalent number of shares.

F-10

REACHOUT TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

Each holder of common stock is entitled to one vote for each share of common stock held. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event, assets of the Company available for distribution shall be distributed to common shareholders pro rata based on the number of shares held. No distributions have been made on shares of common stock to date.

During the period ended December 31, 2020, the Company issued 1,000,000 shares of Series A convertible preferred stock and 10,000,000 shares of common stock as founder stock. The Company recorded stock compensation expense of $110,000, or a $0.01 per share, fair value, in connection with the issuance.

During the six months ended June 30, 2021, the Company issued 100,000 shares of common stock for proceeds of $50,000, or $0.50 per share, fair value. At any time between the agreement dates and December 31, 2021, in the event the Company sells shares of its common stock to any investor other than an officer or director of the Company, the investor shall have the right to participate in the investment, up to an aggregate of an additional $250,000, at a per-share purchase price that is 20% less than the price in the qualifying investment.

During the six months ended June 30, 2021, the Company issued 1,000,000 shares of common stock pursuant to consulting agreements for a total fair value of $500,000, which was recorded as prepaid consulting fees. The prepaid consulting fees will be expensed monthly through December 31, 2024, the expiration date of the consulting agreements. During the six months ended June 30, 2021 the Company recognized $41,406 of consulting expense associated with these issuances, which was included in general and administrative expenses.

6. RESTRICTED STOCK UNITS

In May 2020, the Company granted a total of 200,001 restricted stock units (“RSUs”) to its three board of directors as compensation. The RSUs vest annually in equal increments beginning on July 1, 2020. The Company utilized the grant-date fair value of the underlying common stock of $0.50 and calculated an aggregate fair value of $100,001. The Company will recognize expense for these issuances over the vesting period. During the period ended June 30, 2021 and 2020, the Company recorded $20,843 and $39,708, respectively, in stock compensation expense. During the period ended December 31, 2020, the Company recorded $64,707 in stock compensation expense. As of June 30, 2021, there were 133,332 unvested RSUs and unrecognized compensation cost of $14,450 to be recognized by July 1, 2022.

7. INCOME TAXES

The Company follows FASB ASC 740-10-10 whereby an entity recognizes deferred tax assets and liabilities for future tax consequences or events that have been previously recognized in the Company’s financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

At December 31, 2020, the Company has a net operating loss (“NOL”) of approximately $129,000. Consequently, the Company may have NOL carryforwards available for federal income tax purposes. Deferred tax assets would arise from the recognition of anticipated utilization of these net operating losses to offset future taxable income.

The income tax (benefit) provision consists of the following:

Period Ended
December 31,
2020
Current	$-
Deferred	(36,693)
Change in deferred tax asset valuation allowance	36,693
$-

F-11

REACHOUT TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

Income tax expense (benefit) was $- for the periods ended June 30, 2021 and 2020 and December 31, 2020

The reconciliation of the statutory federal rate to the Company’s effective income tax rate is as follows:

	Period Ended
	December 31,
	2020
	Amount	%
Income tax at U.S. federal income tax rate	(40,621)	(21.0)
State income taxes, net of federal benefit	(14,507)	(7.5)
Non-deductible stock-based compensation	18,435	9.5
Change in valuation allowance	36,693	19.0
Effective income tax	$-	-

The primary components of the Company’s December 31, 2020 deferred tax assets and related valuation allowances are as follows:

December 31,
2020
Deferred tax assets:
Net operating loss carryforwards	$36,693
Valuation allowance	(36,693)
Net deferred tax assets	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. The value of the deferred tax assets was offset by a valuation allowance, due to the current uncertainty of the future realization of the deferred tax assets.

There is no income tax benefit for the losses for the periods ended June 30, 2021 and 2020 and December 31, 2020, since management has determined that the realization of the net tax deferred asset is not assured and has created a valuation allowance for the entire amount of such benefits.

The timing and manner in which the Company can utilize operating loss carryforwards in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Such limitation may have an impact on the ultimate realization of its carryforwards and future tax deductions.

The Company follows FASB ASC 740-10, which provides guidance for the recognition and measurement of certain tax positions in an enterprise’s financial statements. Recognition involves a determination of whether it is more likely than not that a tax position will be sustained upon examination with the presumption that the tax position will be examined by the appropriate taxing authority having full knowledge of all relevant information.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of February 13, 2020 (date of inception), the Company had no unrecognized tax benefits and no charge during 2020, and accordingly, the Company did not recognize any interest or penalties during 2020 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2020. As of June 30, 2021, the Company had no unrecognized tax benefits, and accordingly, the Company did not recognize interest or penalties during 2021 related to unrecognized tax benefits. There has been no change in unrecognized tax benefits during the period ended June 30, 2021, and there was no accrual for uncertain tax positions as of June 30, 2021.

The Company files U.S. income tax returns and a state income tax return. With few exceptions, the U.S. and state income tax returns filed for the 2020 tax year is subject to examination by the relevant taxing authorities.

F-12

REACHOUT TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

8. RELATED PARTY TRANSACTIONS

In February 2020, the Company recorded stock compensation expense of $110,000 for the accrual of the founder’s stock issuances with a corresponding entry to loan payable, related party. The loan payable, related party balance was reduced to $- upon the issuance of the 1,000,000 shares of Series A convertible preferred stock and 10,000,000 shares of common stock issued to the founder (see Note 5).

During the period ending December 31, 2020, the Company’s founder or a company wholly owned by the founder paid deferred offering costs and other expenses, on behalf of the Company, totaling $100,000 and $18,725, respectively, and during the six months ended June 30, 2021 paid $3,000 in other expenses on behalf of the Company. The outstanding loan payable, related party balance as of June 30, 2021 and December 31, 2020 was $122,225 and $119,225, respectfully. The loan balance is non-interest bearing, unsecured and due on demand.

9. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

F-13

Table of Contens

PART III – EXHIBITS

Exhibit No.	Exhibit Description

3.1 (1)	Amended and Restated Certificate of Incorporation of ReachOut Technology Corp.

3.2 (1)	Certificate of Designation of the Series A Convertible Preferred Stock

3.3 (1)	Bylaws of ReachOut Technology Corp.

4.1	Form of Subscription Agreement

10.1 (1)	Form of Independent Director Agreement

11.1	Consent of Morison Cogen LLP

11.2	Consent of Clyde Snow & Sessions, PC (included in Exhibit 12.1)

12.1	Opinion of Clyde Snow & Sessions, PC

_____________

(1) Previously filed.

Part III-1

Table of Contens

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonably grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 5, 2021.

ReachOut Technology Corp.,
a Delaware corporation

Dated: November 5, 2021		/s/ Richard D. Jordan
	By:	Richard D. Jordan
	Its:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: November 5, 2021	/s/ Richard D. Jordan
Richard D. Jordan, Director

Dated: November 5, 2021	/s/ Kingsley Charles
Kingsley Charles, Director

Dated: November 5, 2021	/s/ Darren Jacklin
Darren Jacklin, Director

Dated: November 5, 2021	/s/ Tatiana Mersiadis
Tatiana Mersiadis, Director

Part III-2